EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:

Aehr Test Systems	MKR Investor Relations Inc.
Ken Spink Chief Financial Officer (510) 623-9400 x309	Todd Kehrli or Jim Byers Analyst/Investor Contact (323) 468-2300 aehr@mkr-group.com

Aehr Reports Record Revenue in Third Quarter on Wafer Test and Burn-in Sales

 Driven by the Demand for Electric Vehicles

Fremont, CA (March 31, 2022) – Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and reliability qualification equipment, today announced financial results for its third quarter of fiscal 2022 ended February 28, 2022.

Fiscal Third Quarter Financial Results:

•	Net sales were $15.3 million, up 190% from $5.3 million in the third quarter of fiscal 2021.
•	GAAP net income was $2.2 million, or $0.08 per diluted share compared to a GAAP net loss of $735,000, or $0.03 per diluted share, in the third quarter of fiscal 2021.
•

Non-GAAP net income was $4.1 million, or $0.14 per diluted share, which excludes the impact of $880,000 stock-based compensation and a $1.0 million adjustment for excess and obsolete inventory related to legacy products. This compares to a non-GAAP net loss of $360,000, or $0.02 per diluted share, which excludes the impact of $271,000 stock-based compensation in the third quarter of fiscal 2021.

•	Bookings were $6.0 million for the quarter ended February 28, 2022.
•	Backlog as of February 28, 2022 was $26.9 million. Effective backlog, which includes all orders announced since the end of the third quarter, is over $30 million.

Fiscal First Nine Months Financial Results:

•	Net sales were $30.5 million, up 241% from $9.0 million in the first nine months of fiscal 2021.
•	GAAP net income was $3.7 million, or $0.13 per diluted share. This compares to a GAAP net loss of $2.6 million, or $0.11 per diluted share, in the first nine months of fiscal 2021.
•

Non-GAAP net income was $5.2 million, or $0.19 per diluted share, which excludes the impact of stock-based compensation, the adjustment for excess and obsolete inventory and forgiveness of the PPP loan. This compares to a non-GAAP net loss of $4.1 million, or $0.17 per diluted share, in the first nine months of fiscal 2021, which excludes the impact of stock-based compensation and the net gain related to the closure of Aehr’s Japan subsidiary during the first quarter of fiscal 2021.

An explanation of the use of non-GAAP financial measures and a reconciliation of Aehr’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.

Aehr Test Systems Reports Third Quarter Fiscal 2022 Financial Results
March 31, 2022
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Gayn Erickson, President and CEO of Aehr Test Systems, commented:

“We finished the quarter with revenue of $15.3 million, our highest quarterly revenue on record, non-GAAP net income of $4.1 million, and a strong backlog of $26.9 million at quarter end. Our effective backlog, which includes all orders announced since the end of the third quarter, is over $30 million.

“We continue to see very strong interest and demand for wafer level test and burn-in of silicon carbide devices and see enormous growth potential for silicon carbide semiconductor test and burn-in to support the world-wide electrification movement in electric vehicles, power conversion, and power generation and storage infrastructure.

“During the quarter, four additional companies provided detailed wafer layouts to Aehr for their silicon carbide wafers, as part of their evaluation of using Aehr’s FOX-XPTM systems and WaferPakTM contactors for wafer level burn-in of their devices to meet the electric vehicle market and electrification infrastructure markets. We have provided those customers with the data confirming that we believe we can test their wafers and provide proposals and lead times to meet their needs. This includes another major supplier of silicon carbide devices who has now committed to an on-wafer benchmark and asked us to put a system on their test floor to demonstrate our capabilities. This is now the second of the top silicon carbide customers (beyond our current lead silicon carbide customer) to engage with us in what we call on-wafer benchmarking of their actual wafers.

“We have now made several proposals to customers to place orders to lock in lead times of our FOXTM systems and WaferPaks, and Aehr will provide on-wafer evaluations and validations for them within the lead time of the systems. In just the last few weeks, we met with multiple companies in both the US and Europe and are very encouraged by the positive feedback we received about their forecasts for wafer level burn-in needs and our expectations for winning this capacity with these prospective customers. This included very productive meetings with a major supplier of silicon carbide that is currently doing on wafer benchmarking and burn-in optimization investigations with our FOX system and WaferPaks today. It is apparent that wafer level burn-in will become the standard for silicon carbide devices, and based upon customer feedback, we continue to believe that Aehr is unique in our ability to meet the cost and volume production needs of this market.

“We continue to work closely with our lead silicon carbide test and burn-in customer, and earlier this month we announced follow-on orders from them for additional WaferPakTM Contactors that reflect multiple new silicon carbide device designs they are building to be qualified by their customers, along with several silicon carbide devices now qualified and ramping into production to meet demand for electric vehicles. This customer forecasts the need for additional systems to meet their goal of achieving a major share of the silicon carbide market. We continue to expect significant additional system and WaferPak purchases from them over the next several years and through the end of the decade.

“Forecasts from Canaccord Genuity estimate that the silicon carbide market for devices in electric vehicles, such as traction inverters and on-board chargers, as well as off-board charging stations used for electric vehicle charging, is expected to grow from fewer than 150,000 6-inch equivalent wafers of capacity in 2022 to more than four million wafers in 2030 to meet the more than 30 million electric vehicles anticipated to be built per year by then. This projected demand for just the electric vehicle silicon carbide wafers represents at least a $1 billion market opportunity for our wafer level test and burn-in systems and consumables over the next eight years. Canaccord also forecasts an additional capacity need of more than four million silicon carbide wafers to meet demand in 2030 for electrification infrastructure, industrial, and photovoltaic power devices. In our recent customer visits, we are now seeing demand surface for the wafer level burn-in of silicon carbide devices beyond electric vehicles that we believe is likely to become a significant market opportunity for Aehr as well.

Aehr Test Systems Reports Third Quarter Fiscal 2022 Financial Results
March 31, 2022
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“We are also seeing continued recovery and strengthening in the silicon photonics test and burn-in market, reflecting the post-Covid recovery that is driving devices to meet 5G and data center infrastructure build out. Several customers addressing the silicon photonics market have forecast additional FOXTM system and WaferPak or DiePak® contactor capacity needs over the next 12 months.

“In addition to the silicon carbide and silicon photonics markets that are strong drivers of our business, during the quarter we received an initial order from a current FOX-XP customer for our proprietary DiePak Carriers for a new optical sensor device, representing a new application for our FOX-XP system. This customer is a supplier of sensors to a major mobile device, personal computer, and consumer electronics manufacturer. This is the first order of DiePaks for this device, which is expected to move to production and will require additional DiePak Carriers and may also require additional FOX-XP system production capacity.

“We are excited about the unprecedented inbound interest and expanding growth opportunities we are seeing with a significant number of new potential customers that are evaluating the unique capabilities and cost effectiveness of our FOX-XP multi-wafer test and burn in system for their test and burn-in needs. We remain very focused on serving several large market opportunities we see ahead.”

Fiscal 2022 Financial Guidance:

For the fiscal year ending May 31, 2022, Aehr is reiterating its previously provided guidance for full year total revenue of at least $50 million, and to be profitable for the fiscal year at these revenue levels based upon its operating model.

Management Conference Call and Webcast

Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its third quarter fiscal 2022 operating results. To access the live call, dial 888-204-4368 (US and Canada) or +1 929-477-0402 (International) and give the participant passcode 7607624. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section and at the following link https://edge.media-server.com/mmc/p/am93aopv. A replay of the conference call will also be available via telephone beginning approximately two hours after conclusion of the call through 8:00 p.m. ET on April 7, 2022. To access the replay dial-in information, please click here.

About Aehr Test Systems

Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic, optical and memory integrated circuits and has installed over 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, incremental capacity needs, and new opportunities for Aehr Test products in package, wafer level, and singulated die/module level test. Aehr Test has developed and introduced several innovative products, including the ABTSTM and FOX-PTM families of test and burn-in systems and FOX WaferPakTM Aligner, FOX-XP WaferPak Contactor, FOX DiePak® Carrier and FOX DiePak Loader. The ABTS system is used in production and qualification testing of packaged parts for both lower power and higher power logic devices as well as all common types of memory devices. The FOX-XP and FOX-NP systems are full wafer contact and singulated die/module test and burn-in systems used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers, systems-on-a-chip, and integrated optical devices. The FOX-CP system is a new low-cost single-wafer compact test and reliability verification solution for logic, memory and photonic devices and the newest addition to the FOX-P product family. The WaferPak Contactor contains a unique full wafer probe card capable of testing wafers up to 300mm that enables IC manufacturers to perform test and burn-in of full wafers on Aehr Test FOX systems. The DiePak Carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of both bare die and modules. For more information, please visit Aehr Test Systems’ website at www.aehr.com.

Aehr Test Systems Reports Third Quarter Fiscal 2022 Financial Results
March 31, 2022
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Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Aehr’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," “sees,” or "continue," or the negative of these words or other similar terms or expressions that concern Aehr’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, Aehr’s ability to generate bookings and revenue increases in the future, including the first quarter of fiscal 2022; future requirements and orders of Aehr’s new and existing customers; bookings forecasted for proprietary WaferPakTM and DiePak consumables across multiple market segments; the temporary nature of customer pushouts; shipping timelines for products and follow-on capacity orders; the growth of Aehr’s systems and consumables, including as a percentage of total sales; financial guidance for fiscal 2022, including related to revenue and profitability, and expectations regarding fiscal 2022; Aehr’s ability to expand its number of customers using its FOX-PTM solutions; the ability to secure potential customer engagements; expectations related to long-term demand for Aehr’s productions and  the attractiveness of key markets; the belief that Aehr will be stronger after the current worldwide COVID-19 pandemic, including expectations related to greater production, more customers, more applications, and higher value products. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Aehr’s recent 10-K, 10-Q and other reports filed from time to time with the Securities and Exchange Commission. Aehr disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

– Financial Tables to Follow –

Aehr Test Systems Reports Third Quarter Fiscal 2022 Financial Results
March 31, 2022
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AEHR TEST SYSTEMS AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	Feb 28,	Nov 30,	Feb 28,	Feb 28,	Feb 28,
	2022	2021	2021	2022	2021

Net sales	$15,283	$9,611	$5,267	$30,540	$8,962
Cost of sales	8,886	5,092	3,373	17,343	6,464
Gross profit	6,397	4,519	1,894	13,197	2,498

Operating expenses:
Selling, general and administrative	2,612	2,489	1,643	7,054	4,658
Research and development	1,529	1,313	903	4,163	2,623
Total operating expenses	4,141	3,802	2,546	11,217	7,281

Income (loss) from operations	2,256	717	(652)	1,980	(4,783)

Interest income (expense), net	1	(1)	(10)	(9)	(35)
Income from forgiveness of PPP loan	-	-	-	1,698	-
Net gain from dissolution of Aehr Test Systems Japan	-	-	-	-	2,186
Other income (expense), net	10	35	(39)	68	(139)

Income (loss) before income tax (expense) benefit	2,267	751	(701)	3,737	(2,771)

Income tax (expense) benefit	(24)	(34)	(34)	(81)	177

Net income (loss)	$2,243	$717	$(735)	$3,656	$(2,594)

Net income (loss) per share
Basic	$0.08	$0.03	$(0.03)	$0.14	$(0.11)
Diluted	$0.08	$0.03	$(0.03)	$0.13	$(0.11)

Shares used in per share calculations:
Basic	26,871	26,205	23,525	25,684	23,390
Diluted	28,854	28,342	23,525	27,510	23,390

- more -

Aehr Test Systems Reports Third Quarter Fiscal 2022 Financial Results
March 31, 2022
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AEHR TEST SYSTEMS AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Results
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	Feb 28,	Nov 30,	Feb 28,	Feb 28,	Feb 28,
	2022	2021	2021	2022	2021

GAAP net income (loss)	$2,243	$717	$(735)	$3,656	$(2,594)
Stock-based compensation expense	880	718	271	2,186	798
Excess and obsolesence provision	1,026	34	104	1,046	117
Income from forgiveness of PPP loan	-	-	-	(1,698)	-
Income from disolution of Aehr Test Systesm Japan	-	-	-	-	(2,401)
Non-GAAP net income (loss)	$4,149	$1,469	$(360)	$5,190	$(4,080)

GAAP net income (loss) per diluted share	$0.08	$0.03	$(0.03)	$0.13	$(0.11)
Non-GAAP net income (loss) per diluted share	$0.14	$0.05	$(0.02)	$0.19	$(0.17)
Shares used in GAAP diluted shares calculation	28,854	28,342	23,525	27,510	23,390
Shares used in non-GAAP diluted shares calculation	28,854	28,342	23,525	27,510	23,390

Non-GAAP net income (loss) is a non-GAAP measure and should not be considered a replacement for GAAP results.  Non-GAAP net income (loss) is a financial measure the Company uses to evaluate the underlying results and operating performance of the business.  The limitation of this measure is that it excludes items that impact the Company's current period net income.  This limitation is best addressed by using this measure in combination with net income (loss) (the most directly comparable GAAP financial measure).  These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors’ ability to review the company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods.

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Aehr Test Systems Reports Third Quarter Fiscal 2022 Financial Results
March 31, 2022
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AEHR TEST SYSTEMS AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	February 28,	November 30,	May 31,
	2022	2021	2022
ASSETS

Current assets:
Cash and cash equivalents	$32,020	$35,031	$4,582
Accounts receivable, net	8,543	7,391	5,202
Inventories	14,152	13,033	8,849
Prepaid expenses and other	559	622	551
Total current assets	55,274	56,077	19,184

Property and equipment, net	776	661	677
Operating lease right-of-use assets	1,091	1,265	1,606
Other assets	214	182	198
Total assets	$57,355	$58,185	$21,665

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,307	$3,386	$2,893
Accrued expenses	2,535	2,254	2,163
Operating lease liabilities, short-term	778	763	737
Customer deposits and deferred revenue, short-term	6,197	10,142	189
Line of credit	-	-	1,400
Current portion of long-term debt	-	-	1,679
Total current liabilities	12,817	16,545	9,061

Operating lease liabilities, long-term	415	616	1,007
Long-term debt, net of current portion	-	-	-
Deferred revenue, long-term	90	116	99
Other liabilities	45	46	49
Total liabilities	13,367	17,323	10,216

Total shareholders' equity	43,988	40,862	11,449

Total liabilities and shareholders' equity	$57,355	$58,185	$21,665

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